China Construction Bank

Mortgage Contract in Maximum Amount

Contract No.: 61613699920070000001

Mortgagor (Party A): Kunming Shenghuo Pharmaceutical (group) Co., Ltd

Place of Residence: No. 2 Jing You Road, National Economy and Technology Developing District, Kunming, China, 650217

Legal Representative: Guihua Lan

Fax:                  Telephone: +86-871-7282608

Mortgagee (Party B): China Construction Bank, Kunming Heping Branch

Place of Residence: No.328 South Ring Road, Kunming City

Person- in-charge: Hongbo Wang

Fax:                  Telephone: +86-871-3512800

In order to ensure the realization of the Party B’s rights, Party A would like to provide the maximum mortgage for the loan entered into by and between the two parties. Accordance with relevant laws and regulations, the two parties agree to enter into this contract and the two parties should comply with this contract together.

Item 1  Collateral

Party A uses the assets listed in the “Collateral List” in the Item 16 under this contract as mortgage.

Party A must guarantee its ownership and the right of disposition on the Collateral.

Party A guarantees that there are no conditions such as dispute on the ownership, attachment and distrain and so on.

Item 2 The Guaranteed Creditor’s Right

(1) The guaranteed creditor’s right refers to the a series of claims caused due to Party B’s continuously issuing loan to Party A from March 30, 2007 to March 30, 2010, which has the maximum amount of RMB 60,539,500. If Party A fails to fulfill the guaranteeing obligation under this contract, the maximum amount shall be reduced according to the fulfilled amount.

(2) Any time during the period set forth above, if balance of the remaining outstanding claim doesn’t exceed the maximum amount, Party B can issue loan to Party B continuously and circularly. Party A should provide mortgage guaranty for every claim within this maximum amount, on matter the times and the amount.

The outstanding claims includes the loan principal, interest (compound interest and penalty), liquidated damages, compensation and other fees, including but not limited, legal fees, arbitration fees, fees for protect assets, traveling fees, fees for executing, assessment fees and auction fees.

(3) If Party A fails to fulfill the obligation according to the contract, Party B has the right to require Party A to take the responsibility of guaranty within the scope of its guaranty, no matter Party B whether has other guarantee upon the claims (including but not limited, guaranty, mortgage, pledge, insurance letter and standby L/C, etc.) under the major contract.

(4) During the period agreed in Item 1, the series of the contracts, agreements and other legal documents related to the claims and obligation relationship between Party A and Party B consist of the major contract of this contract.

Item 3  The Duration Term of Mortgaged right

The duration term of the mortgaged right exists until two years later after the expiration of the time for action of the guaranteed claims.

Item 4  Execution and Change of the Guaranteed Principal Contract

The Amount, Term, Interest Rate and Purpose of the Loan were determined by Party B and the debtor in the Principal Contract.

Party A acknowledges, if Party B enters into the Principal Contract with debtor or Party B and debtor amend the contract together, they don’t need to inform Party A in advance. Party A’s liability for guaranty may not be exempted therefore.

Party B doesn’t need to inform Party A in advance if the interest of the Principal Contract is changed during the duration period of the mortgaged right. Party A still shall be liable for the mortgaged right.

Item 5  The Independence of the Validity of Contract

The validity of this Contract is independent from the Principal Contract, and if the whole or part of the Principal Contract is invalid, the validity of this Contract will not be affected.

Item 6  Reservation of the collateral

At the duration term of the mortgaged right, Party A is liable for reserving the collateral well, keeping the collateral from damage and accepting Party B’s review. If the collateral impairs, losses, or the value reduced significantly, Party A shall inform Party B in time and provide other guaranty with the equal value to the reduced part of value within 5 business days.

Item 7 Insurance of the collateral

At the duration term of the mortgaged right, before the claims are completely repaid, Party A shall buy property insurance for the collateral according to Party B’s request on the insurance and amount. If the guaranteed claims are not completely repaid, Party A shall extent the term of the insurance.

The original insurance policy should be kept by Party B At the duration term of the mortgaged right.

Party A shall designate Party B as the first beneficiary in the insurance policy. Party A shall remit the compensation of the insurance into the account of Party B once insurance incident happens.

As to the insurance compensation, Party A agrees that Party B is entitled to dispose it as per the ways below and assist to complete related procedures:

(1) Pay off or pay the loan principal, interests and related costs under the Principal Contract ahead of schedule.

(2) Change the compensation into fixed deposit and the receipt of the deposit will be used for pledge.

(3) Use it for collateral repairing in order to resume the value of collateral.

(4) Make escrow to the third person designated by Party B.

(5) Party A could dispose the insurance compensation at it will after it has provided with Party B a new guaranty as per the requirement.

Item 8  Compensation for Damages of Third Person

During the period of the existence of mortgaged right, where the value of collateral was reduced resulting from the activities of third person, the compensation for damages shall be deposited in the account designated by Party B. As to the the compensation for damages, Party A agrees that Party B is entitled to dispose it as per the ways below and assist to complete related procedures:

(1) Pay off or pay the loan principal, interests and related costs under the Principal Contract ahead of schedule.

(2) Change the compensation into fixed deposit and the receipt of the deposit will be used for pledge.

(3) Use it for collateral repairing in order to resume the value of collateral.

(4) Make escrow to the third person designated by Party B.

(5) Party A could dispose the compensation for damages at it will after it has provided with Party B a new guaranty as per the requirement.

At the duration term of mortgaged right, if the value of collateral fails to pay off the principal and interest of the debt as well as related expenses under the Principal Contract resulting from the activities of third person, Party A shall provide a new guaranty acceptable to Party B. The collateral value that was not reduced remains its status as the guaranty of creditor’s right.

Item 9  Disposition of Collateral

1. At the duration term of mortgaged right, Party A may not grant, transfer, rent, remortgage, remove the collateral or dispose it by other ways without the written approval of Party B.

2. At the duration term of mortgaged right, Party A shall obtain the written approval from Party A before it disposes the collateral, and Party A agrees that Party B is entitled to deal with the proceeds from collatearl disposing by following methods:

(1) Pay off or pay the loan principal, interests and related costs under the Principal Contract ahead of schedule.

(2) Change the compensation into fixed deposit and the receipt of the deposit will be used for pledge.

(3) Use it for collateral repairing in order to resume the value of collateral.

(4) Make escrow to the third person designated by Party B.

(5) Party A could dispose the proceeds at it will after it has provided with Party B a new guaranty as per the requirement.

Item 10 Realization of Mortgaged Right

Under any of the following circumstances, Party B is entitled to dispose the collateral:

1. Party B is not paid at the maturity of the whole of part of the principal or interest under the Principal Contract.

2. Other conditions that could realize the creditor’s right ahead of schedule as agreed in the Principal Contract.

Item 11  Breach of Contract and the Treatment

At the duration term of mortgaged right, if Party A breachs the agreement in Item 1, 6, 7, 8, and 9, Party B is entitled to request Party A to rectify the breaches in spicified period, provide corresponding guaranty, make compensation for damages, it is also entitled to dispose the collateal in advance.

Party A agrees that Party B is entitled to deal with the proceeds from collateral disposing by following methods:

(1) Pay off or pay the loan principal, interests and related costs under the Principal Contract ahead of schedule.

(2) Change the compensation into fixed deposit and the receipt of the deposit will be used for pledge.

(3) Make escrow to the third person designated by Party B.

(4) Party A could dispose the proceeds at it will after it has provided with Party B a new guaranty as per the requirement.

Item 12  Registration and Cancellation of Collateral

Where the collateral needs to be registered according to law, both partites shall register with relevant authorities following the exectution of this Contract. Party A shall deliver all of those certificates, mortgage registration document associated with the collateral to Party B for custody at the date when this Contract is executed.

After all of the debts under the Principal Contract and this Contract have been paid off, Party B shall assist Party B in the mortgage registration cancellation in time.

Item 13  Liability for Expenses

Party A shall be liable for incurred costs in the course of collateral appraisement, evaluation, storage, registration, notarization and escrow.

Item 14  Other Agreements

1. The mortgagor has had a full understanding of the interest rate risk, such as the Principal Contract adopts the floating interest rate and the mortgagor is willing to bear additional responsibilites of guaranty resulting from the float of interest rate.

Item 15  Resolution of Disputes

Any dispute arising from this Contract shall be resolved by both parties through friendly discussion, or

1. Shall be resolved by litigation which falls within the jurisdiction of People’s Court in the Party B’s place of residence or by arbitration.

2. During the course of the litigation or arbitration, this Contract shall be performed except for the part under dispute.

Item 16  Collateral List

1. Name of collateral: State-owned land use right

Certificate No.of land-use right: Kun Guo Yong (2006) No. 00207

Location: No.9-4, Kunming National Economy and Technology Developing District

Estimated value of collateral: RMB12.1093 million

2. Name of collateral: Ownership of housing

Certificate No.of land-use right: Kun Fang Quan Zheng Zi No. 200610657

Location: No.9-4, Kunming National Economy and Technology Developing District

Estimated value of collateral: RMB33.3386 million

3. Name of collateral: Machines and equipments

Estimated value of collateral: RMB40.3959 million

Item 17 This Contract will take into force after all of the following conditions have been matched:

 1. This Contract is executed by both parties or their authorative agents with signatures and seals.

 2. The collaterals included in the Collateral List shall have been registered with relevant authorities according to law.

Item 18  This Contract shall be executed in 7 original copies.

Item 19  Recital Clause

   1. Party A has a clear knowledge of the business scope and authority scope of Party B.

   2. Party A has read all provisions of this Contract. Party B has made explanations for corresponding provisions as per the requirement of Party A. Party A has already had a complete and accurate understanding to the meaning of all provisions under this Contract as well as corresponding legal consequences.

   3. Party A is entitled to sign this Contract.

Party A (seal): Kunming Shenghuo Pharmaceutical (group) Co., Ltd.

Legal Representative: Guihua Lan

Party B (seal): China Construction Bank, Kunming Heping Branch

Person-in-charge: Hongbo Wang

Date: March 30 , 2007

Notary Certificate
(2007) Yun Kun Zhen Zheng Zi No.:6770

Applicant:

Mortgagor (Party A): Kunming Shenghuo Pharmaceutical (group) Co., Ltd.

Place of residence: No.2 Jing You Road, Kunming National Economy and
Technology Developing District

Legal representative: Guihua Lan

Business License Registration No.: Qi He Dian Kun Zong Zi No. 001072

Mortgagee (Party B): China Construction Bank, Kunming Heping Branch

Place of residence: No.328 South Ring Road, Kunming City

Person-in-charge: Hongbo Wang

 Notarization: The Mortgage Contract in Maximum Amount

 Both parties agree on the notarization application for the above mentioned Mortage Contract on March 20, 2007.

 We hereby prove that both parties have signed the above mentioned Mortgage Contract upon consensus. Party A is a qualified entity to sign this Contract while Party B is a qualified financial institution engaging in RMB loan business and its governor is entitled to sign this Contract on behalf of his bank.

This Mortgage Contract is entered into by those two parties according to relevant laws and regulations of China for purpose of ensuring that Kunming Shenghuo Pharmaceutical (group) Co., Ltd. will repay the loan under the Loan Contract as above mentioned. Party B accepts the guaranty provided by Party A in its maximum amount of RMB60.5395 million, with a term dating from March 30, 2007 to March 30, 2010. This Contract is secured by: 1. the land use right (Certificate No: Kun Guo Yong (2006) 00207)for the land located in No.9-4, Kunming National Economy and Technology Developing Zone, with an estimated value of RMB79 million and its interest; 2. the housing ownership (Certificate No.:Kun Fang Quan Zheng Zi 200610657) for the land located in No.9-4, Kunming National Economy and Technology Developing Zone, with an estimated value of RMB22.8 million and its interes; 3. machines and equipments, with an estimated value of RMB24.3 million and its interest. Upon examination, Party B agrees to accept the guaranty of mortgage offered by Party B. Specific provisions such as Amount of Guaranty, Term of Guaranty, Way of Payment, Rights and Obligations of Both Parties, Liability for Breach of Contract have been clarified therein.

Based upon the above mentioned facts, we hereby certify that the above Mortgage Contract is dated March 30, 2007, and is entered into at Kunming City, Yunnan Province by and among Hongbo Wang, the governor of China Construction Bank, Kunming Heping Branch and Guihua Lan, the legal representative of Kunming Shenghuo Pharmaceutical (group) Co., Ltd. This Contract entered into by both parties is in compliance with Article 55 of The General Principles of the Civil Law of the People’s Republic of China; the signatures and seals of both parties are found to be authentic; the contents of this Contract are in compliance with regulations of The Contract Law of the People’s Republic of China, and The Guaranty Law of the People’s Republic of China, respectively.

Pursuant to Article 41 of The Guaranty Law of the People’s Republic of China, where the real estate involved in this Contract is mortgaged, the collateral is established from the date of registration with the local authorities.

Issued by:

Juming Feng
Zhenyuan Public Notary Office
Kunming City, Yunnan Province, P.R.C.

Date: April 5, 2007